UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2026, Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Meeting”).

As of March 25, 2026, the record date for the Meeting, there were 5,546,309 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), were issued and outstanding, with each share entitled to one vote on each proposal at the Meeting. At the Meeting, the stockholders holding an aggregate of 3,375,072 shares of Common Stock entitled to vote at the Meeting were represented in person or by proxy, representing approximately 60.85% of the outstanding shares of Common Stock, and thereby a quorum was present for the Meeting.

The final results for each of the proposals considered at the Meeting are set forth below, as certified by the inspector of elections for the Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on April 20, 2026 (the “Proxy Statement”)

Proposal No. 1: Election of Directors

Nominee Name	For	Withheld	Broker Non-Votes
Christopher Cooper	2,621,457	171,251	582,364
Adam Chambers	2,616,680	176,028	582,364
George Scorsis	2,664,628	128,080	582,364
Angel Liriano	2,664,666	128,042	582,364

A plurality of the votes cast at the Meeting was required to approve the election of each of the nominees listed above as directors to serve until the 2027 annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”). Accordingly, Proposal No. 1 was approved and the four nominees elected at the Meeting commenced their respective terms at the end of the Meeting.

Proposal No. 2: Ratification of Appointment of Forvis Mazars, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

For	Against	Abstentions
3,191,174	12,417	171,481

A majority of the shares present in person or by proxy and entitled to vote at the Meeting was required to ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal No. 2”). Accordingly, Proposal No. 2 was approved.

Proposal No. 3: Advisory Vote on Executive Compensation (“Say on Pay”)

For	Against	Abstentions	Broker Non-Votes
2,650,932	39,906	101,870	582,364

The proposal to approve the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement (“Proposal No. 3”), was approved on an advisory basis by a majority of the shares present in person or by proxy and entitled to vote at the Meeting. This vote is not binding on the Company. However, the compensation committee of the Company’s board of directors will consider the outcome of Proposal No. 3 when considering future executive compensation arrangements.

Proposal No. 4: Authorization of the Board of Directors to Effect one or more Reverse Stock Split(s) of the Common Stock at a Ratio Between 1-for-2 and 1-for-150

For	Against	Abstentions
3,055,436	119,431	200,205

A majority of the votes cast at the Meeting was required to approve the proposal to authorize the Company’s board of directors (“Board”) to amend the Company’s amended and restated certificate of incorporation to effect one or more reverse stock splits of the Common Stock by a cumulative ratio in the range of 1-for-2 and 1-for-150, to be effectuated at the Board’s discretion when and as needed (“Proposal No. 4”). Accordingly, Proposal No. 4 was approved.

Proposal No. 5: Approval of Adjournment of the Meeting

For	Against	Abstentions
3,077,059	85,755	212,258

Although the proposal to adjourn the Meeting (“Proposal No. 5”) was deemed not necessary because there was a quorum present and there were sufficient votes at the time of the Meeting to approve all other proposals, a majority of shares present in person or by proxy and entitled to vote at the Meeting approved Proposal No. 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Dated: May 27, 2026
	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Co-Chief Executive Officer